UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2014

BBCN Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (213) 639-1700

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2014, BBCN Bancorp, Inc. ( "the "Company") appointed Dale S. Zuehls to the Board of Directors of the Company and its wholly owned subsidiary, BBCN Bank, effective immediately.

Mr. Zuehls, age 63, is a principal of specialty accounting and consulting firm Zuehls, Legaspi & Company and has more than 40 years of experience in areas of complex auditing, accounting, forensic accounting, complex tax issues, performance measurement and related consulting matters. Qualified as a financial expert under the rules and regulations of the SEC and NASDAQ, Mr. Zuehls will serve as a member of the Audit Committee, Business Risk and Compliance Committee and Asset/Liability Committee. This appointment increases the membership of the Board of Directors from nine to 10.

Item 7.01. Regulation FD Disclosure.

A copy of the March 20, 2014 press release announcing the appointment of Mr. Zuehls is furnished herewith as Exhibit 99.1.

The information included in this report pursuant to Item 7.01 of Form 8-K (including Exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated March 20, 2014 announcing the appointment of Dale S. Zuehls to the Board of Directors.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN Bancorp, Inc. (Registrant)
March 20, 2014 (Date)	/s/ KEVIN S. KIM Kevin S. Kim Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated March 20, 2014 announcing the appointment of Dale S. Zuehls to the Board of Directors.